Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE REPORTS FIRST QUARTER FINANCIAL RESULTS

ALPHARETTA, GA, May 14, 2012 – SANUWAVE Health, Inc. (OTCBB: SNWV) today reported financial results for the three months ended March 31, 2012 and provided a business update.

Christopher M. Cashman, President and CEO of SANUWAVE, said, “As recently announced, we have been granted conditional approval by the U.S. Food and Drug Administration (FDA) of our Investigational Device Exemption (IDE) Supplement for an additional clinical trial utilizing our dermaPACE® device in the treatment of diabetic foot ulcers.  We believe the clinical trial could be completed and submitted in support of a Premarket Approval (PMA) application for dermaPACE in as early as 20 months from trial initiation, assuming such data to be collected meets the agreed upon statistical and clinical plan of success.  The Company has already identified clinical study sites and is in the process of qualifying them for participation.  Patient enrollment is expected to begin once Institutional Review Board (IRB) approvals and appropriate funding to conduct the study are in place, which is forecasted to occur as early as the third quarter of this year.”

Mr. Cashman continued, “We continue to make every effort to lower our cash burn to the maximum extent to which we do not affect the value of the business, our ability to raise funds or pursue strategic options, or our capability to start up and conduct our next dermaPACE study to treat diabetic foot ulcers.  As previously announced, we have retained the services of Canaccord Genuity Inc., a leading investment bank, to help us explore capital fund raising and/or strategic options for SANUWAVE to fund the Company so we can start this clinical work.”

“The FDA’s conditional approval of the IDE Supplement is a highly positive development in the approval process of dermaPACE for the U.S. market.  The planned trial provides a scientifically robust, yet potentially more expeditious pathway to validation of dermaPACE’s safety and efficacy and subsequent FDA approval.  Our focus remains the same, which is to achieve FDA approval as soon as possible in order to make dermaPACE available to the millions of U.S. patients who suffer from debilitating, recalcitrant diabetic foot ulcers,” concluded Mr. Cashman.

Financial highlights for the 2012 first quarter include (all comparisons are with the 2011 first quarter):

•	Gross profit increased by $8,313, or 5%, to $166,768. Gross profit as a percentage of revenues increased to 70%, up from 63%.

•
Total operating expenses decreased by $291,174, or 13%.  The Company will recognize the full extent of cost saving measures implemented in Q1-2012, including headcount reductions and expense savings, in Q2-2012 and thereafter.

•	Net loss for the quarter decreased by $348,011, or 16%, to $1,835,315 from $2,183,326.

Revenues for the three months ended March 31, 2012 were $238,540, compared with $251,753 for the same period in 2011.  The decrease of $13,213, or 5%, is attributable to lower sales of devices to the Company’s European distributors which was partially offset by increased sales of higher margin refurbishment applicators.

Cost of revenues for the three months ended March 31, 2012 was $71,772, compared with $93,298 for the same period in 2011.  Gross profit as a percentage of revenues was 70% for the three months ended March 31, 2012, compared with 63% for the same period in 2011.  The increase in gross profit as a percentage of revenues was due to increased sales of higher margin applicators and wound kits in 2012 due to more devices being in service in 2012 as compared to 2011.

Research and development expenses for the three months ended March 31, 2012 were $603,797, compared with $749,299 for the same period in 2011, a decrease of $145,502, or 19%, due to lower expenses related to clinical results analysis in 2012.  Consulting expenses related to clinical results analysis were higher in 2011 as the Company prepared to submit to the FDA the dermaPACE PMA for treating diabetic foot ulcers in June 2011.

General and administrative expenses for the three months ended March 31, 2012 were $1,237,540, compared with $1,382,185 for the same period in 2011, a decrease of $144,645, or 10%.  General and administrative expenses included non-cash stock-based compensation of $262,176 and $152,448 for the three months ended March 31, 2012 and 2011, respectively.  The increase in stock-based compensation was due to the November 2011 granting of employee stock options and the March 2012 granting of stock options to members of the Company’s medical advisory board.  Excluding non-cash stock-based compensation, general and administrative expenses were $975,364 for the three months ended March 31, 2012, compared with $1,229,737 for the same period in 2011, a decrease of $254,373, or 21%.  The decrease is mainly due to decreased investor relations expenses and decreased legal costs for patent defense activities.

The net loss for the three months ended March 31, 2012 was $1,835,315, or ($0.09) per share, compared with a net loss of $2,183,326, or ($0.14) per share, for the three months ended March 31, 2011, a reduction of $348,011, or 16%.

As of March 31, 2012, the Company had cash and cash equivalents of $2,421,809, compared with $3,909,383 as of December 31, 2011, a decrease of $1,487,574.  For the three months ended March 31, 2012, net cash used by operating activities was $1,490,445, primarily consisting of compensation costs, research and development activities and general corporate operations.  In addition, the net cash used by operating activities for the three months ended March 31, 2012 included payments to reduce current payables and accrued expenses which totaled $168,326.

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (www.sanuwave.com) is an emerging regenerative medicine company focused on the development and commercialization of noninvasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures.  SANUWAVE’s portfolio of products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration.  SANUWAVE intends to apply its PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions.  Its lead product candidate for the global wound care market, dermaPACE, is CE marked and has Canadian device license approval for the treatment of the skin and subcutaneous soft tissue.  In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers.  SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved Ossatron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its Ossatron, Evotron® and orthoPACE® devices in Europe.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

SANUWAVE Health, Inc.
Barry Jenkins, 678-578-0103
Chief Financial Officer
or
Bernie Laurel, 678-578-0103
VP of Sales and Marketing
investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,421,809	$3,909,383
Accounts receivable - trade, net	126,131	81,565
Inventory	358,341	396,284
Prepaid expenses	171,705	162,975
Due from Pulse Veterinary Technologies, LLC	-	27,837
TOTAL CURRENT ASSETS	3,077,986	4,578,044

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	46,941	51,206

OTHER ASSETS	3,321	3,192

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,457,093	1,533,782
TOTAL ASSETS	$4,585,341	$6,166,224

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$604,104	$756,657
Accrued employee compensation	790,892	632,333
Accrued expenses	174,810	190,583
Interest payable, related parties	80,071	81,864
Capital lease payable, current portion	4,663	4,576
Liabilities related to discontinued operations	655,061	655,061
TOTAL CURRENT LIABILITIES	2,309,601	2,321,074

NON-CURRENT LIABILITIES
Notes payable, related parties	5,372,743	5,372,743
Capital lease payable, non-current portion	7,685	8,884
TOTAL NON-CURRENT LIABILITIES	5,380,428	5,381,627
TOTAL LIABILITIES	7,690,029	7,702,701

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 50,000,000 shares authorized; 20,907,536 issued and outstanding in 2012 and 2011	20,908	20,908

ADDITIONAL PAID-IN CAPITAL	63,203,153	62,940,977

ACCUMULATED OTHER COMPREHENSIVE INCOME	15,394	10,466

RETAINED DEFICIT	(66,344,143)	(64,508,828)
TOTAL STOCKHOLDERS' DEFICIT	(3,104,688)	(1,536,477)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$4,585,341	$6,166,224

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2012	2011

REVENUES	$238,540	$251,753

COST OF REVENUES	71,772	93,298

GROSS PROFIT	166,768	158,455

OPERATING EXPENSES
Research and development	603,797	749,299
General and administrative	1,237,540	1,382,185
Depreciation	5,210	6,237
Amortization	76,689	76,689
TOTAL OPERATING EXPENSES	1,923,236	2,214,410

OPERATING LOSS	(1,756,468)	(2,055,955)

OTHER INCOME (EXPENSE)
Interest expense, net	(78,856)	(236,280)
Income (loss) on foreign currency exchange	9	(3,591)
Transitional services provided to Pulse Veterinary Technologies, LLC	-	112,500

TOTAL OTHER INCOME (EXPENSE)	(78,847)	(127,371)

LOSS BEFORE INCOME TAXES	(1,835,315)	(2,183,326)

INCOME TAX EXPENSE	-	-

NET LOSS	(1,835,315)	(2,183,326)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	4,928	10,998
TOTAL COMPREHENSIVE LOSS	$(1,830,387)	$(2,172,328)

LOSS PER SHARE:
Net loss - basic	$(0.09)	$(0.14)
Net loss - diluted	$(0.09)	$(0.14)

Weighted average shares outstanding - basic	20,907,536	16,143,655
Weighted average shares outstanding - diluted	20,907,536	16,143,655

SANUWAVE HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,835,315)	$(2,183,326)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization	76,689	76,689
Depreciation	5,210	6,237
Change in allowance for doubtful accounts	(2,520)	44,302
Stock-based compensation	262,176	152,448
Accrued interest	-	159,273
Changes in assets - (increase)/decrease
Accounts receivable - trade	(42,046)	(100,803)
Inventory	37,943	40,838
Prepaid expenses	(8,730)	(37,467)
Due from Pulse Veterinary Technologies, LLC	27,837	(126,479)
Other	(129)	(45)
Changes in liabilities - increase/(decrease)
Accounts payable	(152,553)	(267,968)
Accrued employee compensation	158,559	151,686
Accrued expenses	(15,773)	64,832
Interest payable, related parties	(1,793)	(2,906)
NET CASH USED BY OPERATING ACTIVITIES	(1,490,445)	(2,022,689)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(945)	-
NET CASH USED BY INVESTING ACTIVITIES	(945)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from unit options exercised, related parties	-	2,463,008
Proceeds from unit options exercised	-	1,437,326
Payment of principal on capital lease	(1,112)	-
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(1,112)	3,900,334

EFFECT OF EXCHANGE RATES ON CASH	4,928	10,998

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,487,574)	1,888,643

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,909,383	417,457
CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,421,809	$2,306,100

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$81,864	$81,864
Cash paid for capital lease interest	$247	$-